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                                 FIRST AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER

     THIS FIRST AMENDMENT, dated as of July 31, 2003 (the "Amendment"), is by and between KAGT Holdings, Inc., a Delaware corporation (the "Parent"), KAGT Acquisition Corp., a Delaware corporation ("Sub") and a wholly owned subsidiary of Parent, and Applied Graphics Technologies, Inc., a Delaware corporation (the "Company") and amends the Agreement and Plan of Merger, dated as of June 12, 2003, among the Parent, Sub and the Company (the "Merger Agreement"). Capitalized terms used but not otherwise defined herein have the meaning assigned to those terms in the Merger Agreement.

     WHEREAS, pursuant to Section 8.03 of the Merger Agreement, the Board of Directors of the Parent, Sub, and the Company approved an amendment of certain provisions of the Merger Agreement as set forth below; and

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto hereby agree as follows:

1. Amendment to Merger Agreement. Section 8.01(b)(i) is hereby amended by deleting the date "July 31, 2003" and replacing it with the date "August 15, 2003."

2.   Miscellaneous.

     2.1. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     2.2. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     2.3. Headings. The descriptive headings contained in this Amendment are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Amendment.

     2.4. Effectiveness of Merger Agreement. Except as expressly set forth herein, the Merger Agreement is not modified, amended, released or otherwise affected by this Amendment. The parties hereby agree that all references to the Merger Agreement contained in any documents delivered in connection with or at the closing under the Merger Agreement be deemed to refer to the Merger Agreement as amended hereby.

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     2.5. Entire Agreement. This Amendment constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect to the subject matter contained herein.



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     IN WITNESS WHEREOF, the Parent, Sub and the Company have caused this
Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                             KAGT HOLDINGS, INC.


                                             By: /s/ Christopher Lacovara
                                                -----------------------------
                                                  Name: Christopher Lacovara
                                                  Title: President


                                             KAGT ACQUISITION CORP.


                                             By: /s/ Christopher Lacovara
                                                -----------------------------
                                                  Name: Christopher Lacovara
                                                  Title: President


                                             APPLIED GRAPHICS TECHNOLOGIES, INC.


                                             By: /s/ Joseph Vecchiolla
                                                --------------------------------
                                                  Name: Joseph Vecchiolla
                                                  Title: President and Chief
                                                         Operating Officer